Form 20-F | Integrated Media Technology Limited

Exhibit 4.30

STRICTLY PRIVATE & CONFIDENTIAL

Date:

To

SUBSCRIPTION AGREEMENT

Private Placement of Ordinary Shares of
Integrated Media Technology Limited

1.	Introduction

Integrated Media Technology Limited, an Australian corporation (the "Company") listed on Nasdaq, is pleased to offer you to subscribe for ● new fully paid ordinary shares in the Company (the "New Shares") at a price of US$4.00 per New Share for aggregate consideration of US$ ●.

2.	Offer

You are offered to purchase the New Shares subject to the terms set out below in this Agreement. Please complete and return an executed copy of this Agreement by 3 March 2021.

Your payment in respect of the New Shares is to be made in clear funds to the Company for settlement with the New Shares to be issued by the Company's U.S. transfer agent, American Stock Transfer & Trust Company LLC on or before 5 March 2021 (the "Settlement Date"). The Company will separately provide wire instructions. The New Shares will be issued to you as a (DRS) restricted book entry.

3.	Use of proceeds

The Company intends to use the net proceeds from this Private Placement for acquisition of infrastructure and general working capital purposes.

4.	Personal offer

The offer of New Shares to you on the terms and conditions set out in this Agreement is personal to you and you may not prior to settlement of the Private Placement assign, transfer, or in any other manner, deal with the New Shares, or your rights or obligations under this Agreement, without the prior written agreement of the Company.

5.	Restricted trading of New Shares in the United States

The New Shares have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state and may not be offered or sold except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws. You agree that you are acquiring the New Shares for your own account and not with a view to the resale, distribution or other disposition thereof in violation of the registration requirements of U.S. federal or state securities laws.

The New Shares are "restricted securities" under Rule 144(a)(3) under the Securities Act. If you decide to offer, sell, pledge or otherwise transfer all or any part of the New Shares, you acknowledge and agree that they may be offered, sold, pledged or otherwise transferred only:

(a)	to the Company, subject to compliance with applicable laws;
(b)	outside the United States in accordance with Rule 904 of Regulation S under the Securities Act;
(c)	in accordance with Rule 144A under the Securities Act;
(d)	pursuant to another exemption from registration under the Securities Act; and
(e)	in each case, in compliance with any applicable state securities laws of the United States, after, in the case of proposed transfers under sub-paragraph (d) above, you have furnished to the Company or its transfer agent an opinion of counsel of recognized standing or other evidence reasonably satisfactory to the Company to the effect that the proposed transfer may be made without registration under the Securities Act and any applicable state securities laws.

In particular, you will not trade any New Shares on any market in the United States on which the ordinary shares of the Company trade until such time as such shares are no longer "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act. You acknowledge that the New Shares shall bear a customary restrictive legend as long as they remain restricted securities.

6.	Representations, warranties and agreements of the Purchaser

By accepting this offer of New Shares, you represent, warrant, undertake and agree for the benefit of the Company that:

(a)	You (or any person for whom you are acquiring the New Shares) are outside the United States and are not a U.S. Person (as defined in Rule 902(k) under the Securities Act).
(b)	If you (or any person for whom you are acquiring the New Shares) are in Hong Kong, you (and any such person) are a "professional investor", as defined under the Securities and Futures Ordinance of Hong Kong, Chapter 571 of the Laws of Hong Kong.
(c)	If you (or any person for whom you are acquiring the New Shares) are in Malaysia, you (and any such person) are a person prescribed under Schedules 5 and 6 of the Malaysian Capital Markets and Services Act.
(d)	If you (or any person for who you are acquiring the New Shares) are in Australia, as the New Shares are being issued without a disclosure document, you may only accept this offer if you are a "sophisticated investor" or "professional investor" as those terms are defined or used, as the case may be, in sections 708(8) and 708(11) respectively of the Corporations Act 2001 (Cth) ("Corporations Act"). In particular, you must be either:
●	a "professional investor" as that term is defined in section 9 of the Corporations Act (excluding paragraph (e) of that definition), or an investor who has or controls gross assets of at least A$10 million (including any assets held by an associate or under a trust that the investor manages); or
●	an investor who, upon acceptance of this offer, has an aggregate investment of at least A$500,000 in the Company or an investor who has provided to the Company a certificate from a qualified accountant which is not more than 24 months old confirming their income and/or assets in accordance with section 708(8)(c) of the Corporations Act.

(e)	You are not acquiring the New Shares with the purpose of selling or transferring the New Shares, or granting, issuing or transferring interests in, or options over, them in violation of any applicable securities laws.
(f)	You are aware that publicly available information about the Company and its securities can be obtained from the U.S. Securities and Exchange Commission (its website at: www.sec.gov).
(g)	You have had access to all information that you believe is necessary or appropriate in connection with your acquisition of the New Shares. You acknowledge and agree that you will not hold the Company or any of its affiliates responsible for any misstatements in, or omissions from, any information concerning the Company or the New Shares other than publicly available information published by the Company and the representations and warranties of the Company contained in this Agreement.
(h)	You have had an opportunity to ask questions of management of the Company and discuss the Company's business, management and financial affairs with its management. You understand that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company's control.
(i)	You are not subscribing for the New Shares as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to you in connection with investments in securities generally.
(j)	You have made and relied upon your own assessment of the New Shares and the Company and have conducted your own investigations with respect to the New Shares including, without limitation, the particular tax consequences of acquiring, owning or disposing of the New Shares in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.
(k)	You have not relied on any investigation that the Company or any persons acting on its behalf may have conducted with respect to the New Shares. None of such persons has made any representation to you, express or implied, with respect to the New Shares.
(l)	You acknowledge that this Agreement does not constitute a securities recommendation and that the Company has not had regard to your particular objectives, financial situation and needs.
(m)	You acknowledge that an investment in the New Shares involves a degree of risk.
(n)	You have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of a purchase of the New Shares.
(o)	You have the financial ability to bear the economic risk of the investment in the New Shares.

(p)	You acknowledge that no disclosure document has been prepared or filed in connection with the Private Placement and the issue of the New Shares.
(q)	The issue of the New Shares will not result in you (nor any of your "associates", as that term is defined in the Corporations Act) obtaining a relevant interest in more than 20% of the voting securities of the Company in breach of the Corporations Act.
(r)	You agree to become a member of the Company and to accept any New Shares issued to you on the terms set out in this Agreement and subject to the Company's constitution.
(s)	The issue of the New Shares will not result in the Treasurer of the Commonwealth of Australia having the power under the Foreign Acquisition and Takeovers Act 1975 (Cth) to make an order prohibiting the issue of the New Shares and you are otherwise in compliance with all relevant laws and regulations applicable to the offer of New Shares.
(t)	You will obtain, as you deem appropriate, your own tax advice regarding the tax consequences in any jurisdiction of purchasing, owning or disposing of the New Shares.
(u)	You acknowledge that the Company is entitled to, and will, rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements.
7.	Representations, warranties and agreements of the Company

The Company represents, warrants and covenants as follows:

(a)	Non-public information. As soon as possible following the settlement of the New Shares, the Company shall issue a press release regarding the Private Placement via a filing with the SEC. After issuance of such press release, the Company warrants that you will not be in possession of any material non-public information respecting the Company. Further, except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company covenants and agrees that neither it, nor any other person acting on its behalf will provide the undersigned or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the undersigned shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the undersigned shall be relying on the foregoing covenant in effecting transactions in securities of the Company. In addition, effective upon the filing of the press release, the Company acknowledges and agrees that any confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, affiliates, employees or agents, on the one hand, and you or any of your affiliates, on the other hand, shall terminate.

(b)             Organization; Qualification. The Company is a corporation duly organized, validly existing and, in jurisdictions where such concept is recognized and has all requisite corporate power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as it is now being conducted and as currently proposed by management to be conducted.

(c)             Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform and consummate the transaction contemplated by it. This Agreement has been, and upon delivery of the New Shares, will be, duly executed and delivered by the Company and constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

(d)	Consents and Approvals.
(i)	On the basis of the accuracy of the Purchaser's representations and warranties set out above, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the actions contemplated herein do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any foreign, domestic, state or local governmental body, self-regulatory organization, court, agency, commission, official or regulatory or other authority.
(ii)	The execution, delivery and performance by the Company of this Agreement will not:
(A)	conflict with or result in any breach of any provision of the Company's constitution; or
(B)	result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration or the creation or acceleration of any right or obligation under, or result in the creation of any encumbrance upon, any of the properties or assets of the Company under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, credit agreement, lease, license, permit, concession, contract, agreement or other instrument, understanding or obligation, whether written or oral, to which the Company is a party or by which any of its properties or assets may be bound; or
(C)	violate any judgment, order, writ, preliminary or permanent injunction or decree or any Australian law applicable to the Company, or any of its properties or assets, except in the case of clauses (B) and (C) for violations, breaches, defaults, terminations, amendments, cancellations or accelerations that would not have a material adverse effect on the Company.
(e)	Disclosure. As at the date of this Agreement, there has been no material failure by the Company to comply with its disclosure obligations under U.S. securities laws.
8.	Governing law and jurisdiction

This Agreement between the Company and you arising out of your acceptance of the terms of this offer shall be governed by the laws of the State of South Australia. Both parties agree that all disputes arising hereunder shall be submitted to courts sitting in South Australia.

9.	Entire agreement

Subject to this paragraph, upon acceptance of the offer by you the terms contained in this Agreement constitutes the entire agreement between the Company and you as to the Private Placement to the exclusion of all prior representations, understandings and agreements between the Company and you. Any variation of the terms of this Agreement must be in writing signed by the Company and you. However, the foregoing does not affect the enforceability of your commitment not to withdraw or amend your acceptance of the offer of New Shares and to be bound to subscribe for the New Shares.

10.	Notices

Any notice to be given relating to the offer of New Shares or your acceptance of the Private Placement may be sent by pdf data file to the e-mail of the party to whom the notice is sent (as notified to the other party in writing) and will be deemed to have been given upon the successful transmission to that facsimile number or transmission to the applicable e-mail address so long as an automatically generate message of delivery failure is not received by the sender.

In addition, any notice and service of process shall be deemed to have been duly given if personally delivered, sent by overnight courier or mailed:

(a)	if to the investor, addressed to investor at the email address set forth in its signature page.

(b)	if to the Company, addressed to:

Integrated Media Technology Limited
Level 7, 420 King William Street
Adelaide, South Australia, 5000
Australia
Attn:
Email:

Yours faithfully,

Integrated Media Technology Limited

Signature of Director	Signature of director/company secretary (Please delete as applicable)

Name of director (print)	Name of director/company secretary (print)

PURCHASER SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT

WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _______________________________________________________

Country of organization if a legal entity or residence if an individual: ________________

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory: _________________________________________

Facsimile Number of Authorized Signatory: ______________________________________

Address for Notice to Purchaser:

____________________________________

____________________________________

Subscription Amount: US$______________